Exhibit 10.1

[__], 2026

GigCapital10 Corp.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York, New York 10022

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among GigCapital10 Corp., a Cayman Islands exempted company (the “Company”) and D. Boral Capital LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 22,000,000 units (the “Initial Units”) of the Company, and up to 3,300,000 Units that may be purchased to cover over-allotments, if any (together with the Initial Units, the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share” and such shares included in the Units, the “Offering Shares”), and one right to receive one-tenth of one Class A Ordinary Share (a “Right” and the Rights included in the Units sold, the “Offering Rights”). Each ten rights entitles the holder thereof to receive one Class A Ordinary Share upon the consummation of our business combination. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (i) GigAcquisitions10 Corp., a Cayman Islands exempted company (the “Sponsor”), (ii) a few non-affiliated investors (the “few investors”) and (iii) each of the undersigned individuals, being an executive officer, director, director nominee or advisor of the Company (certain of which are also transferees of Founder Shares from the Sponsor) and signing this Letter Agreement in his or her personal capacity and not on behalf of the Company (each individual in (iii), an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows (for the avoidance of doubt, the few investors shall not be a Sponsor nor an Insider under this Letter Agreement):

1. With respect to shareholder votes and associated conversion rights,

(a) if the Company solicits shareholder approval of a Business Combination via a proxy solicitation, then the undersigned will vote all then outstanding Ordinary Shares beneficially owned by him, her or it in favor of such Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination); provided, that (i) the undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with the Sponsor or any Insiders, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire, that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view, and (ii) neither the Sponsor, nor any Insider, will be entitled to receive or accept a finder’s fee or any other compensation in the event such Insider originates a Business Combination;

(b) the undersigned hereby agrees not to propose for a shareholder approval any amendment to the Amended and Restated Memorandum and Articles of Association that would (i) affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months of the closing of the Public Offering (or such longer period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as may be amended from time to time), or (ii) alter its provisions relating to the Company’s pre-Business Combination activity or the related shareholders’ rights prior to the consummation of such Business Combination, unless, in each case, the Company provides the holders of any Offering Shares with the opportunity to redeem their Offering Shares upon the approval of any such amendment. Such redemption must be at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of Permitted Withdrawals (as defined below)), divided by the number of then outstanding Offering Shares; and

(c) the undersigned will not redeem any Founder Shares beneficially owned by him, her or it in connection with a solicitation for shareholder approval described in either of clauses (a) or (b) above, or sell any such Founder Shares in a tender offer undertaken by the Company in connection with a Business Combination.

2. If the Company fails to consummate a Business Combination within 24 months of the completion of the Public Offering (or such longer period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as may be amended from time to time), the Sponsor and each Insider will cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the outstanding Offering Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable by the Company (“Permitted Withdrawals”), plus up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

3. Each of the undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future in or to any distribution of the Trust Account and any remaining assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its Affiliates during the Public Offering or on the open market after the completion of the Public Offering if the Company fails to complete a Business Combination within 24 months of the closing of the Public Offering (or such longer period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as may be amended from time to time). Each of the undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any of the Offering Rights, all rights of which will terminate upon the Company’s liquidation.

4. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of the Sponsor and the Insiders shall present to the Company for its consideration, prior to presentation to any other entity, any target business in the command and control, quantum technology, cyber and securities communications and alternative energy industries, and artificial intelligence driven life sciences platforms that has a fair market value of at least 80% of the assets held in the Trust Account (excluding Permitted Withdrawals), subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

5. Each of the undersigned hereby acknowledges and agrees that (i) the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach. Notwithstanding anything to the contrary herein, the few investors shall only be subject to Section 1, Section 3 and Section 10 hereof and shall only have liability hereunder for its breach of such sections.

6. In the event the Over-allotment Option granted to the representative of the underwriters of the Public Offering is not exercised in full, each of the undersigned hereby acknowledges and agrees that it (and, if applicable, any transferee of Class B ordinary shares) shall automatically surrender at the time such Over-allotment Option expires (or earlier if the underwriters of the Public Offering waive their ability to exercise such Over-allotment Option) such number of Class B ordinary shares (up to an aggregate amount of Class B ordinary shares as specified in individual agreements entered into between each of the undersigned and the Company and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such surrender, each of the undersigned (and any such transferees), collectively with all other shareholders of the Class B ordinary shares of the Company prior to the Public Offering, will own an aggregate number of Class B ordinary shares (not including Class A Ordinary Shares issuable upon exercise of any Rights or any Class A Ordinary Shares underlying securities included in the private placement units to be purchased or any Class A Ordinary Shares purchased by each of the undersigned in the Public Offering or in the aftermarket) equal to 30% of the issued and outstanding Ordinary Shares, including Class A Ordinary Shares, of the Company immediately following the Public Offering (which is defined to exclude any Class A Ordinary Shares underlying securities included in the private placement units to be purchased in a private placement at the time of the IPO).

7. None of the undersigned or any of their Affiliates will be entitled to receive, and none of them may accept, any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination, except for the following:

(a) GigManagement, LLC, a Delaware limited liability company and an affiliate of the Sponsor, may receive compensation for office space, utilities, secretarial and administrative services, as provided for under that certain Administrative Services Agreement, dated as of [X], 2026, between the Company and GigManagement, LLC;

(b) The Chief Financial Officer of the Company will receive monthly payments initially up to $5,000 per month, but the Company has the ability to increase the amounts being paid up to $20,000 per month; and

(c) any of the Sponsor or Insiders and their Affiliates may receive reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of the Company, such as identifying and investigating possible business targets and business combinations, as well as advisory fees to directors pertaining to board committee service and extraordinary administrative and analytical services, and repayment upon consummation of a Business Combination of any loans which may be made by them or by their Affiliates to finance transaction costs in connection with an intended Business Combination. While the terms of any such loans have not been determined nor have any written agreements been executed with respect thereto, it is acknowledged and agreed that up to $1,500,000 of any such loans may be convertible into private placement units at a price of $10.00 per unit at the option of the lender.

8. In the event that the Company receives either payment of a termination fee in connection with a Business Combination that is not consummated pursuant to a termination fee provision in a business combination agreement, or a settlement of a potential claim or dispute relating to a business combination (“Termination Assets”), the board of directors will, in fulfillment of their fiduciary duties, be empowered to determine whether to use such funds to pursue a different Business Combination, including by way of funding contributions to the Trust Account for the purpose of amending the Company’s Amended and Restated Memorandum and Articles of Association to allow for a longer period of time to close a Business Combination, or to liquidate or wind up the Company. If the board of directors determines to liquidate and wind up the Company and any Termination Assets are held by the Company outside of the Trust Account, then the undersigned agree that they will not act to cause the board of directors to not distribute such Termination Assets to all holders of Ordinary Shares as of the date of the determination of the board of directors to liquidate and wind up the Company, on a pro rata basis equal to the number of shares held by such holder of Ordinary Shares divided by the total number of Ordinary Shares as of such date.

9. The biographical information of the undersigned individual Insiders previously furnished to the Company and the Representative is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each undersigned Insiders’ FINRA Questionnaire previously furnished to the Company and the Representative is also true and accurate in all respects.

10. Each of the undersigned represents and warrants that (i) he, she or it is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order, or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; (ii) he, she or it has never been convicted of or pleaded guilty to any crime involving any fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and he, she or it is not currently a defendant in any such criminal proceeding; and (iii) he, she or it has never been suspended or expelled from membership in any securities or commodities exchange or association, or had a securities or commodities license or registration denied, suspended or revoked.

11. Each of the undersigned agrees that he, she or it shall not Transfer (as defined below): (i) with respect to any Founder Shares or, except for the Ordinary Shares that are underlying the Private Placement Units or any Offering Shares that the undersigned acquires, any other Ordinary Shares of the Company held by him, her, it or by their Affiliates until the earlier of (A) six months after the completion of a Business Combination or (B) the date on which, subsequent to a Business Combination, (x) the last sale price of the Class A Ordinary Shares equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after a business combination or (y) the SPAC completes a liquidation, merger, stock exchange or other similar transaction that results in all of the SPAC’s shareholders having the right to exchange their Class B Ordinary Shares for cash, securities or other property and (ii) in the case of the Private Placement Units or any securities underlying the Private Placement Units, until 30 days after the completion of a business combination (clauses (i) and (ii) collectively, the “Lock-up Period”). Notwithstanding the foregoing, during the Lock-up Period, Transfers of Founder Shares or, except for any Offering Shares, any other Ordinary Shares of the Company, the Private Placement Rights and Ordinary Shares issued or issuable upon the conversion of the Private Placement Rights or the Founder Shares, are permitted to be made (a) amongst such of the undersigned holding such securities and their Affiliates, to the Company’s executive officers or directors, or to any Affiliate or family member of any of the Company’s executive officers or directors; (b) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation; (c) in the case of an individual, (1) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an Affiliate of such person or to a charitable organization, (2) by virtue of the laws of descent and distribution upon death of such person, (3) pursuant to a qualified domestic relations order; (d) in the case of a trust, by distribution to one or more permissible beneficiaries of such trust; (e) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities; (f) through private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which such securities were originally purchased; (g) to the Company for no value for cancellation in connection with the consummation of a Business Combination; (h) in the event of the Company’s liquidation prior to the consummation of a Business Combination; (i) by virtue of the laws of the Cayman Islands, by virtue of Sponsor’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of the Sponsor, or by virtue of the constitutional, organizational or formational documents of a subsidiary of Sponsor that holds any securities upon liquidation or dissolution of such subsidiary; or (j) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, that, in case of clauses (a) through (f), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

12. Notwithstanding the foregoing paragraph 10, each of the undersigned agrees that during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, none of them nor any of their Affiliates, may, without the prior written approval of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge the Company’s Units, Rights, Ordinary Shares or any other securities convertible into or exchangeable or exercisable for Ordinary Shares, or publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to (i) the registration of the offer and sale of Units contemplated by the Underwriting Agreement, (ii) the sale of the Units to the Underwriters, and (iii) the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer).

13. In the event of the liquidation of the Trust Account, Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company, or (ii) a prospective target business with which the Company has entered into an acquisition agreement; provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per share of the Offering Shares, or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn as a Permitted Withdrawal, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (whether or not such agreement is enforceable) and as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third-party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

14. Sponsor has full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement. The few investors have the full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement. Each of the undersigned individuals has full right and power, without violating any agreement by which he or she is bound, to enter into this Letter Agreement and to serve as an executive officer and/or director of the Company (if applicable).

15. As used herein, (i) “Affiliate” has the meaning set forth in Rule 144(a)(1) under the Securities Act; (ii) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Exchange Act” means the Securities Exchange Act of 1934, as amended; (iii) “Founder Shares” shall mean the 7,679,427 Class B ordinary shares, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering, and initially held by the Sponsor and the Company’s chief financial officer, and any Class A ordinary shares issuable upon conversion thereof; (iv) “Ordinary Shares” shall mean Class A Ordinary Shares and Class B ordinary shares of the Company; (v) “Private Placement Rights” shall mean the rights to receive one-tenth of one Class A ordinary share upon the consummation of an initial business combination included in the private placement units; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Registration Statement” shall mean the Registration Statement on Form S-1 (Registration No. 333-[__]) filed by the Company with the SEC in connection with the Public Offering, as the same may be amended or supplemented; (viii) the “SEC” means the United States Securities and Exchange Commission; (ix) the “Securities Act” means the Securities Act of 1933, as amended; (x) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited.

16. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him, her or it arising out of or relating in any way to this Letter Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum, and (iii) irrevocably agrees to appoint DLA Piper LLP (US) as agent for the service of process in the State of New York to receive, for the undersigned and on his, her or its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this Letter Agreement will affect the right of either party to serve process in any other manner permitted by law.

17. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

18. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

19. This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the Company’s consummation of a Business Combination, or (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

20. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Letter Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature page follows]

INSIDERS:

By:
Name: Avi Katz Title: Chief Executive Officer and Chairman of the Board

By:
Name: Raluca Dinu Title: Director

By:
Name: Christine Marshall Title: Chief Financial Officer

By:
Name: Adrian Zuckerman Title: Director Nominee

By:
Name: Rafael Beyar Title: Director Nominee

By:
Name: Stas Budagov Title: Director Nominee

By:
Name: Gil Frostig Title: Director Nominee

[Signature Page to Letter Agreement]

SPONSOR:

GIGACQUISTIONS10 CORP.

By:
Name: Avi S. Katz Title: Managing Member

Acknowledged and Agreed:

GIGCAPITAL10 CORP.

By:
Name: Dr. Avi Katz Title: Chief Executive Officer and Chairman of the Board

D. BORAL CAPITAL LLC

By:
Name: Title:

[Signature Page to Letter Agreement]